REVOLVING CREDIT SHORT TERM NOTE

Up to $200,000

Los Angeles, California
August 20, 2012

THIS REVOLVING CREDIT SHORT TERM NOTE (this "Note") is made by **FUEL DOCTOR HOLDINGS, INC.**, a Delaware corporation f/k/a Silverhill Management Services, Inc. ("Borrower"), in favor of **NATIONWIDE AUTOMATED SYSTEMS, INC.**, a California corporation ("Lender").

1. **BORROWER'S OBLIGATIONS**. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower promises to pay to the order of Lender the principal sum of Two Hundred Thousand Dollars ($200,000.00), or so much thereof as Borrower may from time to time borrow (but with no right to reborrow), together with the interest upon the principal balance remaining outstanding from time to time as set forth below, in payments as set forth below. The indebtedness evidenced by this Note is referred to herein as the "Loan".

2. **TERM**. The outstanding principal balance and interest, together with all accrued but unpaid interest thereon and all other amounts due under this note, shall be due and payable on the earlier of (a) February 16, 2013 and (b) the date on which Lender February 16, 2013 and (b) the date on which Lender exercises his right to accelerate the Loan on the occurrence of an "Event of Default" (as defined below) (such earlier date, the "Maturity Date").

3. **INTEREST**. The interest rate shall be ten percent (10%) per annum, on such portion of the total principal amount which has been advanced to Borrower under this Note, from the date advanced until paid. All interest shall be calculated for the actual number of days elapsed over a year assumed to consist of 360 days.

4. **PRINCIPAL BALANCE**. The principal balance outstanding under this Note shall equal the total amount of the Loan less all principal payments made by Borrower under this Note. Subject to the terms and conditions of this Note, until the Maturity Date, and provided that no Event of Default (as defined below) has occurred, Borrower shall have the right from time to time to receive advances under this Note from Lender, provided that, as to any such advance, the amount of such advance plus the then-outstanding principal balance of this Note does not exceed Two Hundred Thousand Dollars ($200,000.00). Notwithstanding anything contained herein to the contrary, if Borrower repays any outstanding balance due on this Note (in full or in part) and/or amount available under this Note is reduced at any time before the Maturity Date, Lender makes no representations and/or guarantee to Borrower that funds will be available to Borrower if Borrower requests additional or future advances subsequent to any repayment or pay down thereof. Borrower agrees to hold Lender harmless in all respects and hereby waives any rights Borrower may have under this Note to pursue and action, lawsuit, claim or the like against Lender in the event that funds are unavailable for

advances under this Note subsequent to a repayment or pay down of the Borrower's obligations under this Note.

5. **PAYMENTS**. On or before the Maturity Date, Borrower shall pay to Lender all outstanding principal, any accrued but unpaid interest, late payment charges and all other amounts chargeable under this Note. Payments shall be made to Lender at 5000 Parkway Calabasas, Suite 3030, Calabasas, California 91302-3911, or such other address as Lender may provide to Borrower in writing from time to time, in immediately payable U.S. funds.

6. **LATE PAYMENT CHARGE**. If Borrower fails to make any payment within three (3) business days after receipt of written notice of late payment from Lender, a late charge of five percent (5%) of the payment amount due will be charged by Lender.

7. **PREPAYMENT**. Borrower will be entitled to prepay this Note in part or in full at any time without penalty. Prepayments shall be applied to unpaid fees, costs and expenses which are reimbursable under the terms of this Note, then to accrued but unpaid interest and then to principal. No prepayment shall affect the amount or due date of any regularly scheduled payments.

8. **EVENTS OF DEFAULT**. The following shall be "Events of Default" under this Note:

8.1 **Payment Default**. A failure to pay when due any principal, interest, fee or expense reimbursement.

8.2 **Breach of Covenant**. A failure to perform or pay when due any other obligation, covenant, representation, warranty or agreement of Borrower under this Note.

8.3 **Bankruptcy; Insolvency; Debtor Relief.** Borrower: (a) makes an assignment for the benefit of creditors; (b) files a voluntary proceeding seeking protection from creditors under any bankruptcy or other law; (c) becomes the subject of an involuntary proceeding under any bankruptcy or other similar law and such proceeding is not dismissed within sixty (60) days without entry of an order for relief; or (d) makes any admission of its inability to pay its debts generally as they become due.

8.4 **Appointment of Trustee**. The appointment of a trustee, receiver or liquidator for Borrower.

8.5 **Dissolution**. The dissolution of liquidation of Borrower, the merger or consolidation of Borrower with or into any other entity without Lender's prior written consent, the sale of all or substantially all of Borrower's assets without Lender's prior written consent, the, transfer or encumbrance or more than twenty-five percent (25%) of Borrower's outstanding voting membership interests without Lender's prior written consent or the cessation of business by the Borrower.

8.6 **Loss of Lien**. The loss or impairment of Lender's lien or security interest in the assets.

10. **RIGHT TO CURE**. Borrower shall have the right to cure any payment Event of Default within three (3) business days following receipt of written notice of late payment from Lender. Borrower shall have the to cure any nonpayment Event of Default within three (3) business days following the date of receipt of Lender's notice of default to Borrower, except for the Events of Default described in the " Bankruptcy; Insolvency; Debtor Relief" or " Appointment of Trustee" subsections hereof, for which no notice and right to cure shall be given.

11. **REMEDIES**. Upon the occurrence of any Event of Default and after the applicable cure period, if any, if such Event of Default remains uncured, at Lender's option, the outstanding principal balance of this Note, all accrued and unpaid interest, and all other amounts, fees, and charges due under this Note, shall immediately become due and payable and Lender shall have the right to exercise any rights under this Note, applicable law, and/or principles of equity. The order and manner of Lender's remedies shall be in his sole and absolute discretion. In any enforcement action, Borrower agrees that Lender's books and records showing the account between Lender and Borrower shall be admissible for the purpose of establishing the items herein set forth and shall constitute prima facie proof thereof.

12. **COSTS AND EXPENSES**. Immediately upon Lender's demand, Borrower shall reimburse Lender for any costs, including but not limited to reasonable attorney's fees, expert witness fees, court costs, discovery expenses, investigation costs, costs of preserving, protecting, or evaluating security, if any for this Note, travel expenses, and all other out-of-pocket expenses of any kind incurred in: (a) collecting any sums due hereunder; and (b) pursuing or defending any litigation based on, arising from, or related to this Note.

13. **USURY**. All provisions of this Note which call for payment of interest are intended to comply with all applicable usury statutes and regulations. If the terms of this Note would require the payment of interest in excess of the amount permitted by any applicable law or regulation, the terms of this Note shall be deemed to be modified to comply with all such applicable laws and regulations without any action by either party. If Lender receives interest in excess of the amount permitted by any applicable law or regulation, the excess portion of the interest received shall be deemed to be a prepayment of principal without premium as of the date received.

14. **WAIVER**. To the fullest extent permitted by law, Borrower and any endorsers, sureties and guarantors irrevocably:

(a) waive presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, demand, other notices of every kind, and all rights to plead any statute of limitations as a defense to any action hereunder;

(b) consent that the time of payment of any installment may be extended from time to time, and that any person liable under this Note, including any guarantor, may be released, all without notice, and without affecting the liability of any person not expressly released; and

(c) agree that no delay in enforcing any remedy under this Note shall be construed to be a waiver of that or any other remedy.

Lender's failure to exercise any of his rights, remedies, or powers set forth herein or Lender's acceptance of partial payments or performance shall not constitute a waiver of any Event of Default, but any such right, remedy, or power shall remain continually in force. A waiver of one Event of Default shall not be construed as continuing or as a bar to or waiver of (i) such Event of Default at a later date; (ii) any other Event of Default, or (iii) any other right, remedy, or power.

15. <u>REVIVAL OF LIABILITY</u>. If any payments or proceeds received by the Lender are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to a trustee, to Borrower, directly or as a debtor-in-possession, to a receiver, or any other person, whether directly or indirectly, under any bankruptcy law, state or federal law, common law, or equitable cause, then Borrower's obligation to make all such payments shall be revived and shall continue in full force and effect as if such payment or proceeds had never been received by the Lender.

16. <u>NOTICES</u>. All communications required hereunder shall be given to Borrower and Lender at such addresses as set forth herein, or such addresses as either party may designate by notice given in accordance with the terms of this section. All communications required or permitted pursuant to this Note shall be legible and shall be deemed to have been properly given and received: (i) if sent by hand delivery, then upon such delivery; (ii) if sent by nationally known overnight courier, then on the next business day after dispatch; and (iii) if mailed by registered or certified U.S. Mail, postage prepaid and return receipt requested, then three (3) days after deposit in the mail. The writing shall be deemed legible unless the recipient of the notice notifies the sender to the contrary within one (1) business day after receipt of the notice.

17. <u>MISCELLANEOUS</u>.

17.1 <u>Note Binding</u>. This Note shall be binding on Borrower and Borrower's successors and assigns, as applicable, and shall inure to the benefit of Lender and Lender's heirs, legal representatives and assigns.

17.2 <u>Headings</u>. Headings are inserted into this Note for convenience only and shall not be considered in construing any provisions.

17.3 Waiver of Provisions. This Note may not be modified, nor any of its provisions waived, without Lender's prior written consent.

17.4 Time of the Essence. Time shall be of the essence of this Note.

17.5 Provisions Separable. The provisions of this Note are separable. If any judgment is hereafter entered holding any provision of this Note to be invalid or unenforceable, then the remainder of this Note shall not be affected by such judgment, and the remaining terms of this Note shall be carried out as nearly as possible according to its original terms.

17.6 Persons/Its. The term "person" includes, but is not limited to natural persons, corporations, partnerships, trusts, trustees, limited liability companies, joint ventures, and/or other legal entities. The term "its" includes "his" and "hers", as applicable.

17.7 Inference of Favor. No inference in favor of, or against, any person shall be drawn from the fact that such person has drafted all or any part of this Note.

17.8 Authorization. This Note has been duly authorized by all required corporate action on the part of the Borrower and the person executing this Note on behalf of the Borrower has full authority.

18. CHOICE OF LAW; VENUE. This Note shall be deemed to have been executed and shall be performed in the State of California and shall be governed by its laws, without regard to its conflicts of law rules. Any suit, action, or other legal proceedings for the enforcement of or arising out of this Note shall at the option of either party take place in the state or federal courts in the State of California, County of Los Angeles.

19. WAIVER OF JURY TRIAL. LENDER AND BORROWER HERBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HERON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, AND/OR ANY OTHER AGREEMENTS, DOCUMENTS OR INSTRUMENTS BETWEEN LENDER AND BORROWER, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (VERBAL OR WRITTEN) OR ACTIONS OF EITHER LENDER OR BORROWER. BORROWER ACKNOWLEDGES THAT THIS MUTUAL WAIVER CONSTITUTES A MATERIAL INDUCEMENT TO LENDER TO MAKE THIS LOAN EVIDENCED BY THIS NOTE.

Borrower and Lender agree that any dispute, claim, cause of action or controversy between or among them based on, arising out of, under or in connection with this Note, and/or any other instruments, documents, or agreements between Borrower and Lender, or any course of conduct, course of dealing, statements (verbal or written) or actions of wither Lender or Borrower (each, a "Claim") be resolved in litigation subject to a jury trial waiver as set forth above. If, and only if, a pre-dispute jury trial waiver of the

type provided for above in unenforceable in any litigation to resolve any Claim in the venue where the Claim is being brought, then, upon the written request of either the Lender or the Borrower, such Claim, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding. Except as otherwise provided herein, venue for any such reference proceeding shall be in the state or federal court in the County or District where venue is appropriate under applicable law (the "Court"). Lender and Borrower shall select a single neutral referee, who shall be a retired state or federal judge. If Lender and Borrower cannot agree upon a referee within thirty (30) days, the Court shall appoint the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit the right of Lender any time to exercise self-help remedies or foreclosure against the Collateral or obtain provisional remedies (including without limitation, requests for temporary restraining orders that a court may issue to preserve the status quo, to prevent irreparable injury or to allow Lender to enforce its liens and security interests.) Lender and Borrower shall bear the fees and expenses of the referee equally unless the referee orders otherwise. The referee also shall determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. Lender and Borrower acknowledge that any Claim determined by referee pursuant to this paragraph shall not be adjudicated by a jury.

If the enabling legislation which provides for the appointment of a referee is repealed (and no successor statute is enacted), any dispute between Lender and Borrower that would otherwise be determined by a reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act paragraphs 1280 through 1294.2 of the California Code of Civil Procedure as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER

FUEL DOCTOR HOLDINGS, INC.,
a Delaware corporation f/k/a Silverhill Management Services, Inc.

By: ______________________
Mark Soffa, President and CEO

LENDER

NATIONWIDE AUTOMATED SYSTEMS, INC., a California corporation

By: ______________________
Edward Wishner